VAN KAMPEN SERIES FUND, INC.
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an
Underwriting Syndicate in which an Affiliate is a
Member)
July 1, 1999 through September 30, 1999
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
		Date of 				Price Per	Total	 % of Offering	 Underwriter
Portfolio 	Offering Security	     Shares	Share		 Value  	         from Whom
												 Purchased


Aggressive Eq.  07/07/99 Telecom Eireann	2,100	$15.99		$33,579          0.04%  Merrill Lynch
		07/15/99 Ravisent Tech.		4,300	12.00		51,600		0.086%	Bear Stearns
		07/21/99 Insight Communications	6,200	24.50		151,900		0.030%	Donaldson, Lufkin &
												 Jenrette Securities
												 Corp.
		07/28/99 Focal Communications	5,000	13.00		65,000		0.056%	Donaldson, Lufkin &
												 Jenrette Securities
												 Corp.
		07/29/99 Net2phone, Inc.	400	15.00		6,000		0.008%	Deutsche Bank AG.
		07/30/99 Aironet Wireless	900	11.00		9,900		0.015%	Dain Bosworth
		08/04/99 Internet Ini. Jap.     1,700	23.00		39,100		0.026%	Goldman Sachs
		08/05/99 Homestore.com, Inc.	400	20.00		8,000		0.006%	Robertson Stephens
		08/11/99 Red Hat, Inc.		7,400	14.00		103,600		0.123%	Goldman Sachs
		08/19/99 Agile Software Corp.	400	21.00		8,400		0.013%	Hembrecht & Quist, USA


Asian Growth	07/07/99 Hong Kong Telecom	502,800	$20.20		$1,314,158	0.322%	Warburg Dillon Read,
												 Inc., New York
		07/05/99 Pohang Iron & Steel ADR28,300	32.75		926,825		0.092%	Salomon Brothers
		07/12/99 PT Indofood Sukses Mak 277,000	8300.00		342,926		0.120%	CS First Boston
		09/16/99 Hyundai Motor Co. Ltd.	121,000	10.92		1,321,320	0.264%	CS First Boston
		09/28/99 Hughes Software Ltd.	31,300	60.00		454,219		0.795%	Kotak Securities


Emerging Markets07/05/99 Pohang Iron & Steel ADR13,900	$32.75		$455,225	0.045%	Salomon Brothers
		07/12/99 PT Indofood Sukses Mak 128,500	8300.00		159,083		0.056%	CS First Boston
		09/22/99 Icici Ltd.		24,210	9.80		237,258		0.087%	Merrill Lynch


Equity Growth	06/30/99 Ask Jeeves, Inc.	300	$14.00		$4,200		0.010%	Hembrecht & Quist, USA
		07/01/99 Salem Communications	1,300	22.50		29,250		0.017%	Furman Selz Mager
												 Deitz, New York
		07/07/99Telecom Eireann		400	15.99		6,396		0.001%	Merrill Lynch
		07/15/99Ravisent Tech., Inc.	800	12.00		9,600		0.016%	Bear Stearns
		07/20/99Genentech, Inc.		1,200	97.00		116,400		0.006%	J.P. Morgan & Co.
		07/21/99Insight Communication	1,100	24.50		26,950		0.005%	Donaldson Lufkin
												 Jenrette Securities
												 Corp.
		07/28/99Focal Communications	900	13.00		11,700		0.010%	Smith Barney
		07/29/99Net2phone, Inc.		100	15.00		1,500		0.002%	Hembrecht & Quist, USA
		07/30/99Aironet Wireless	200	11.00		2,200		0.003%	Dain Bainsworth, USA
		08/04/99Internet Init. Japan	300	23.00		6,900		0.005%	Goldman Sachs
		08/05/99Homestore.com, Inc.	100	20.00		2,000		0.001%	Robertson Stephens
		08/05/99Inktomi Corporation	1,000	92.19		92,190		0.030%	Goldman Sachs
		08/11/99Red Hat, Inc.		1,300	14.00		18,200		0.022%	Goldman Sachs
		08/12/99IXnet, Inc.		7,900	15.00		118,500		0.122%	Donaldson Lufkin
												 Jenrette Securities
												 Corp.
		08/19/99Agile Software Corp.	100	21.00		2,100		0.003%	Deutsche Bank AG.
		09/30/99Acme Comm., Inc.	1,400	23.00		32,200		0.028%	Merrill Lynch
		09/30/99Digital Insight Commu.	100	15.00		1,500		0.003%	Friedman Billings,
												 Washington


Int. Mag.	07/20/99 Austat United Comm.	21,400	$4.70		$65,156		0.005%	CS First Boston



All Transactions were completed in accordance with rule 10f-3

^  Not reported on 6/30/99. 10f-3 checklist received 10/99.

All prices in US$ unless otherwise noted.
HK$ - Hong Kong Dollar
INR - Indonesian Rupiah
IR - Indian Rupee
AU$ - Australian Dollar